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                                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

           We have issued our report dated September 27, 1996 (except for Note P as to which the date is October 10, 1996), accompanying the financial statements of Penn Octane Corporation appearing on page 14 of Penn Octane Corporation's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1996 incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

BURTON  MCCUMBER  &  PRICHARD,  L.L.P.

Brownsville,  Texas
October  29, 1997